                                                                  Exhibit 23.2
                                                                  ------------



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-44962, 33-44963, 33-64832, 33-74418, 33-86108, 33-86106)
pertaining to various employee and director stock option plans of American Superconductor Corporation of our report dated February 29, 1996, with respect to the financial statements of Superconductivity, Inc. included in the Current Report on Form 8-K dated September 3, 1997, filed by American Superconductor Corporation with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Milwaukee, Wisconsin
September 3, 1997